Exhibit 99.1
United States Brent Oil Fund, LP
Monthly Account Statement
For the Month Ended February 28, 2011

Statement of Income (Loss)

Income
Realized Trading Gain (Loss)	$219,810
Unrealized Gain (Loss) on Market Value of Futures	1,210,800
Dividend Income	157
Interest Income	38
ETF Transaction Fees	2,000
Total Income (Loss)	$1,432,805

Expenses
Investment Advisory Fee	$8,072
Brokerage Commissions	1,557
Non-interested Directors' Fees and Expenses	75
Other Expenses	19,936
Total Expenses	29,640
Expense Waiver	(18,322)
Net Expenses	$11,318
Net Gain (Loss)	$1,421,487

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Period 2/1/11	$6,724,837
Additions (400,000 Units)	28,985,123
Net Gain (Loss)	1,421,487

Net Asset Value End of Period	$37,131,447
Net Asset Value Per Unit (500,000 Units)	$74.26

To the Limited Partners of United States Brent Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended February 28, 2011 is accurate and complete.

/s/ Howard Mah

Howard Mah
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States Brent Oil Fund, LP

United States Commodity Funds LLC
1320 Harbor Bay Parkway
Suite 145
Alameda, CA 94502